                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           U.S. WIRELESS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           U.S. WIRELESS CORPORATION
                         2303 Camino Ramon, Suite 200
                              San Ramon CA 94583

                                PROXY STATEMENT

                                      FOR

                        Annual Meeting of Stockholders
                        To Be Held on December 11, 2000


This proxy statement and the accompanying form of proxy were mailed on November 20, 2000 to the stockholders of record as of October 11, 2000 of U.S. Wireless Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on December 11, 2000 and at any adjournment thereof.


               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the election of five (5) persons nominated by the Board of Directors as directors (the "Directors").

Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Company, either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock present, in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the Directors. A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its Executive Officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

The Company's Annual Report for the fiscal year ended March 31, 2000 including audited financial statements is annexed hereto. The Company's quarterly report on form 10-QSB for the quarter ended September 30, 2000, accompanies this proxy statement.

The principal executive offices of the Company are located at 2303 Camino Ramon, Suite 200, San Ramon CA 94583; the Company's telephone number is (925) 327-6200.

Independent Public Accountants

The Board of Directors of the Company selected BDO Seidman, LLP as its independent accountants for the Company for the fiscal year ending March 31, 2001. BDO Seidman, LLP audited the Company's financial statements for the year ended March 31, 2000. Shareholders were not been asked to approve such selection because such approval is not required. The audit services provided by the Company's auditors consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of BDO Seidman, LLP, are not expected to be present at the meeting.

Haskell & White LLP had audited the Company's financial statements for the years ended March 31, 1996, 1997, 1998 and 1999. The Board of Directors did not request that Haskell & White LLP stand for re-election for the year ended March 31, 2000, and the firm was dismissed as of March 14, 2000. The Company's decision to change auditors was due to the expansion of its business operations and the Board of Directors determined that the Company required an auditing firm that has operations both nationally and internationally.

Haskell & White's reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor were the reports subsequently modified as to uncertainty, audit scope or accounting principles. The change in auditors was not due to any discrepancies or disagreements between the Company and Haskell & White LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                   VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The securities entitled to vote at the meeting are the shares of Common Stock, par value $.01 per share of the Company. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The close of business on October 11, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. At that date 21,269,278 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

The following table sets forth information as of September 30, 2000 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group.

                                   Shares of Common Stock or Common Stock      Percentage of Beneficial
        Beneficial Owner                       Equivalents/(1)/                    Ownership/(2)/(3)/
Dr. Oliver Hilsenrath/(4)/.......                    5,356,304                            23%
Dale Stone/(5)/..................                           --                             *
Barry West/6)/...................                       86,667                             *
Irwin Gross/(7)/.................                      226,333                             *
Dennis Francis/(6)/..............                      120,000                             *
Louis Golm/(6)/..................                           --                             *
James S. Eisenstein/(8)/.........                           --                             *
Directors and executive officers
as a group (9 persons)/(4)/-/(8)/                    6,094,637                            26%

_________________
  *Less then 1%

(1) This table is based upon information supplied by Directors, executive officers and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, if any. Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. For purposes of this table, shares held by stockholders include any shares held as tenants in common or joint tenants with spouses. Percentages are based on a total of shares of Common Stock outstanding on September 30, 2000 and shares of Common Stock outstanding, adjusted in accordance with the rules promulgated by the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are exercisable within 60 days of the date of this table and shares of Common Stock issuable to that person upon conversion of convertible preferred stock that is convertible within 60 days of the date of this table are also deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Does not include (i) the shares of Common Stock issuable upon the conversion of 112,500 shares of Series C Preferred stock or the shares of Series C Preferred Stock issuable in accordance with the (footnote continued from page 3) dividend on said shares or the shares of Common Stock into which those dividend shares may be convertible, or (ii) any shares of Common Stock issuable underlying any outstanding warrants or options issued by the Company, except where such options or warrants are included in the calculation of a person's totals in accordance with footnote 1, above.
(3) The percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of (i) the total outstanding shares of Common Stock of the Company, and (ii) the number of shares of Common Stock that such person has the right to acquire within 60 days, whether by exercise of options or warrants.

     The percentage ownership does not reflect shares beneficially owned by virtue of the right of any person, other than the person named and affiliates of the person, to acquire them within 60 days, whether by exercise of options or warrants.
(4) All shares are held in the name of Oliver Hilsenrath Investments, Ltd., of which Dr. Hilsenrath and his family members are the beneficiaries. Includes 1,500,000 shares of Common Stock issuable upon the exercise of a vested option and 793,152 shares issued in connection with the Labyrinth merger which shares are not vested and subject to a vesting schedule. Does not include 750,000 shares issuable upon the exercise of an option granted to Dr. Hilsenrath in accordance with the extension of the term of his employment in March 2000. See "Executive Compensation."
(5) Does not include an option to purchase 400,000 shares of Common Stock vesting at the rate of 1/4 per year, with the possibility of acceleration of the vesting of 100,000 shares underlying the option in the event the Company achieves board-declared milestones, and 100,000 restricted shares issuable pursuant to Mr. Stone's employment, vesting at the rate of 25,000 shares of Common Stock on each anniversary of his employment with the Company, until fully vested. See "Executive Compensation."
(6) Includes shares underlying options granted to members of the Board of Directors, which have vested. Does not include the unvested portions of the options. Messrs. Francis, West, Golm and Eisenstein were granted options to purchase 100,000, 100,000, 50,000 and 50,000 shares of Common Stock, respectively, of which the vested portions are 100,000, 66,667, 0 and 0.
(7) Includes 33,333 shares issuable upon the exercise of the portion of an option currently vested and exercisable, equal to 1/3 of the total options granted and 50,000 shares underlying an option granted to Ocean Castle Partners, LLC, of which Mr. Gross is managing member and sole shareholder. Does not include (i) 3,000,000 shares owned by Global Technologies, Inc., a company in which Mr. Gross is the Chief Executive Officer and Chairman of the Board, and of which Mr. Gross disclaims beneficial ownership and (ii) 32,000 shares held in trust for the benefit of Mr. Gross' children, of which Mr. Gross disclaims beneficial ownership.
(8) Does not include the shares of Common Stock issuable upon the conversion of the 112,500 shares of Series C Preferred stock or the shares of Series C Preferred Stock issuable in accordance with the dividend on said shares or the shares of Common Stock into which those dividend shares may be convertible, owned by American Tower Corporation, in which company Mr. Eisenstein is the Executive Vice President-Corporate Development. Mr. Eisenstein disclaims beneficial ownership of the shares held by American Tower Corporation.

Certain Reports

No person, who during the fiscal year ended March 31, 2000 was a Director, Officer, or beneficial owner of more than ten percent of the Company's Common Stock (which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person"), failed to file on a timely basis reports required by Section 16 of the Act during the most recent fiscal year or prior years, except that Dale Stone had not timely filed a Form 3 notification upon his becoming an officer and Director of the Company. Mr. Stone filed the form in October 2000. The foregoing is based solely upon a review by the Company of (i) Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act; (ii) Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year; and (iii) any representation received by the Company from any reporting person that no Form 5 is required, except as described herein.

It is expected that the following will be considered at the meeting and that action will be taken thereon:

                           I. ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members, of which five members are elected by the holders of Common Stock, and two members are elected by each of; the former holders of the Company's Series B Preferred Stock and the current holder of the Company's Series C Preferred Stock. All members of the board that are elected by the Company's shareholders are elected for a term of one year or until their successors are duly elected and qualified.

An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect the five Directors standing for election. All proxies received by the Company will be voted for the election of the nominees listed below as Directors if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, at the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

The following table sets forth, as of November 20, 2000, the five nominees for election as Directors of the Company and the two Directors not being elected by the holders of the Company's Common Stock:

Name                        Position with Company;                            Director
                            Principal Occupation and Age                        Since
Dr. Oliver Hilsenrath/2/    CEO and Chairman of the Board of Directors; 42      1996

Dale Stone                  President and Chief Operating Officer, 52           2000

Barry West/1/               Director; 54                                        1998

Dennis Francis/1,2/         Director, 48                                        1997

Irwin Gross/2,3/            Director, 56                                        1999

Louis Golm/1/               Director, 58                                        2000

James S. Eisenstein/4/      Director, 41                                        2000

___________________________________
/(1)/ Member of Audit Committee
/(2)/ Member of Compensation Committee.
/(3)/ Elected by the prior holders of the Series B Preferred Stock. /(4)/ Elected by the current holder of the Series C Preferred Stock.

The directors of the Company are elected annually by the stockholders, except for the Director elected by the former Series B Preferred Stockholders and the Director elected by the Series C Preferred Stockholder. The officers of the Company are appointed annually by the Board of Directors. Each Director and officer shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

Dr. Oliver Hilsenrath has served as Chief Executive Officer and a Director since July 31, 1996, and was appointed Chairman of the Board in March 2000 at which time Dale Stone was appointed as the Company's President and Chief Operating Officer. Dr. Hilsenrath had served as President since the Company's inception in July 1996 until March 2000, upon the appointment of Mr. Stone. From 1992 until April 1996, Dr. Hilsenrath was the Senior Vice President of Technology of Geotek Communications, Inc. Prior to 1992, Dr. Hilsenrath served as Chief Engineer of the secure communications division of RAFAEL, Israel. Dr. Hilsenrath received his Ph.D. in information theory from Technion - Polytechnical Institute of Israel and has worked in the wireless communications industry for 20 years.

Dale Stone has served as President, Chief Operating Officer and a Director since March 2000. From June 1998 until March 2000, Mr. Stone served as Senior Vice President and General

Manager of Qualcomm's Wireless Infrastructure division and thereafter continued to serve on the division's senior leadership team after Ericsson acquired the unit in May 1999. From 1991 until 1997, Mr. Stone was a member of the senior management of AT&T Bell Labs, and at the time of his departure he was Vice President of Services Development. He is a Fellow of both AT&T and Bell Labs and holds several patents in circuit design and wireless network services. Mr. Stone received the AT&T Consumer Services Malcolm Baldridge Award, the highest award given for managerial excellence in the U.S. Mr. Stone holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.S. in Electrical Engineering from Stanford University. He also completed the Executive Program at Darden.

Dennis Francis has served as a Director since December 1997. Prior to his election to the board, he was a consultant for the Company starting in December 1996. Since May 2000, Mr. Francis has served as Senior Vice President - Network Operations and Engineering for TeraBeam Networks. From May 1999 until May 2000, he served as Vice President of New Wireless Technology Support at AT&T Wireless. From September 1992 through May 1999, Mr. Francis was the Chief Technology Officer of Vanguard Cellular Services, Inc. prior to its acquisition by AT&T Wireless. Mr. Francis is the current chairman of the Nortel Technology Officers Council and had served on the Chief Technology Officer's Council of the Cellular Telecommunications Industry Association for four years. He holds a B.S. in Industrial Engineering the University of Texas at Arlington, Texas.

Barry West has served as a Director since May 1998. Since March 1996, Mr. West has served as Vice President and Chief Technology Officer of Nextel Communications, Inc. Prior to that, Mr. West served in various senior positions with British Telecom for more than thirty-five years, most recently as Director of Value-Added Services and Corporate Marketing at Cellnet, a cellular communications subsidiary of British Telecom.

Louis Golm has served as a Director since January 2000. From 1997 to 1999, Mr. Golm served as President of AirTouch International, where he was responsible for creating and initiating a new satellite-based wireless capability in North America named Globalstar. From June 1994 to February 1997, he served as President and Chief Executive Officer of AT&T-Japan. Between 1991 and 1994, Mr. Golm was the Vice President of Business Network Sales for AT&T Business Communications Services, and between 1988 and 1990, he was the Vice President for the Eastern Sales Region of AT&T Business Sales Division. Mr. Golm also serves as a member of the board of Digital Link Corporation as well as Vice Chairman of the board of Clariti Telecommunications. Mr. Golm holds a B.S. in Business Administration from the University of Denver, a M.S. in Management from the Massachusetts Institute of Technology and a MBA from the University of Denver.

Irwin Gross has served as a Director since April 1999. He was elected to the board by unanimous written consent of the former holders of the Company's Series B Preferred Stock. Mr. Gross has served as Chief Executive Officer and Chairman of the Board of Directors of Global Technologies, Inc., formerly Interactive Flight Technologies, Inc., since September 1998. He was the founder and a director of ICC Technologies, Inc, which designs innovative climate control systems, from May 1984 until July 1998, serving as Chief Executive Officer between February 1994 and February 1998. In 1998, ICC Technologies merged with Rare Medium Inc., an Internet services company. In 1998, Mr. Gross also founded Ocean Castle Partners, LLC, of which he is now the Managing Member. Mr. Gross is currently the Chairman of the Board of The Network Connection and a member of the Board of Orbit R/F. He holds a B.S. in accounting from Temple University and a J.D. from Villanova University.

James S. Eisenstein has served as a Director since May 31, 2000. He was appointed by American Tower Corporation in accordance with the terms and conditions of American Tower Corporation's investment and purchase of the shares of the Company's Series C Preferred Stock. Mr. Eisenstein currently serves as the Executive Vice President-Corporate Development with American Tower Corporation, a position that he has held since he helped to found American Tower Corporation in the summer of 1995. From 1990 to 1995, he was Chief Operating Officer of Amaturo Group Ltd., a broadcast company operating 11 radio stations and four broadcasting towers. Mr. Eisenstein also serves on the Board of Directors of the Personal Communications Industry Association, the leading international trade association representing the wireless communications industry.

Provisions Governing the Board of Directors

Terms of Directors

All Directors, with the exception of Mr. Eisenstein and Mr. Gross, who were appointed in accordance with the terms and conditions of the Series C and Series B Preferred Shares, respectively, hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Vacancies on the Board of Directors may be filled by the remaining Directors. Officers are appointed annually by, and serve at the discretion of, the Board of Directors.

Limitation of Liability

As permitted under Delaware Corporation Law, our certificate of incorporation eliminates the personal liability of our Directors or any of our shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation. In addition, we have executed indemnification agreements with all officers and Directors providing indemnification to the fullest extent of the law.

Board Meetings and Committees

Meetings

During the fiscal year ended March 31, 2000, there were four meetings of the Board of Directors. Action was taken on nine occasions by unanimous written consents of the Board of Directors, which consents were obtained in lieu of meetings. The Company does not pay its Directors for attendance at meetings of the Board of Directors.

Audit Committee

During the fiscal year ended March 31, 2000, the Board of Directors adopted an audit committee charter, annexed hereto, to govern the working of its audit committee, the current members of which are Dennis Francis, Lou Golm and Barry West, with Irv Gross acting as an alternative member. All members of the audit committee meet the standards for "independent directors" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

The audit committee held one meeting last year, wherein the committee reviewed the audited financial statements for the fiscal year ended March 31, 2000 and discussed same with the Company's management and independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by SAS 61, received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditor's independence. Based on the foregoing review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the March 31, 2000 fiscal year-end for filing with the Commission.

The Board of Directors recommends that you vote "FOR" the nominees for Directors.
EXECUTIVE COMPENSATION

Summary of Compensation

The following table shows for the fiscal years ended March 31, 2000, 1999 and 1998 compensation awarded or paid to, or earned by, our chief executive officer and our most highly compensated officers, referred to as the "Named Executive Officers":

                           Summary Compensation Table

                                                                               Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                           -------------------
                                                 Annual Compensation        Shares of Common       All Other
                                                 -------------------        Stock Underlying
Name and Principal Position             Year      Salary        Bonus           Options          Compensation
------------------------------------- ------- ------------   ----------    ------------------- ----------------
Dr. Oliver Hilsenrath.................  2000   $ 160,000        $    --            750,000/(1)/       $1,620/(2)/
 President and                          1999     160,000             --                 --             1,620/(2)/
 Chief Executive Officer                1998     160,000             --                 --             1,620/(2)/

Dale Stone............................  2000      20,000/(3)/        --            500,000/(4)/           --
 President and Chief Operating
    Officer

David Klarman.........................  2000     140,000             --             75,000/(5)/           --
 Vice President,                        1999     120,000             --                 --                --
 General Counsel and Secretary          1998     120,000             --                 --                --

Jan Klein.............................  2000      33,750/(3)(7)/ 10,000/(6)/       135,000/(5)(6)/        --
 Vice President,
 Market and Business Development

/(1)/ Pursuant to an extension of his employment agreement, Dr. Hilsenrath received an option to purchase 750,000 shares of Common Stock vesting in equal portions over a four-year term. See "Employment Agreements."
/(2)/ Represents the payment of approximately $1,620 for a life insurance and disability policy for the benefit of Dr. Hilsenrath's beneficiaries.
/(3)/ Reflects portion of the year worked. Messrs. Stone and Klein commenced employment with the Company in March 2000 and December 1999, respectively. /(4)/ In accordance with his employment, Mr. Stone was granted an option to purchase 400,000 shares of Common Stock, vesting over four years, 1/4 each year with the first portion vesting on the first anniversary of his employment. Mr. Stone also received a grant of 100,000 shares of Common Stock, to vest over a four-year term, commencing with the initial 25% or 25,000 shares vesting on the first anniversary of the date of his employment. See "Employment Agreements."
(5) Mr. Klarman and Mr. Klein were granted options to purchase 75,000, and 125,000 shares of Common Stock, respectively, vesting at the rate of 1/3 per year over a period of three years. See "Employment Agreements."
(6) Jan Klein received a bonus in March 2000, which included $10,000 and the grant of an option to purchase 10,000 shares of Common Stock, vesting over a three-year period.
(7) Mr. Klein was a consultant to the Company from May 1999 until December 1999, at which time he became an employee. Reflects the salary received as an employee.

Compensation Pursuant to Plans

The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended March 31, 2000:

                       Option Grants in Last Fiscal Year

                                                            Individual Grants
                         ---------------------------------------------------------------------------------------
                              Number of
                              Shares of                % of Total
                             Common Stock                Options
                              Underlying               Granted to             Exercise
                               Options                  Employees             Price per            Expiration
          Name                 Granted                   In 1999                Share                 Date
-----------------------  ---------------------     --------------------     -------------        --------------
Oliver Hilsenrath               750,000/(1)/                 41%                 29.94               03/01/05
Dale Stone                      400,000/(1)(3)/              22%                 29.94               03/01/05
David S. Klarman                 75,000/(2)/                  4%                  2.75               08/30/04
Jan Klein                       100,000/(2)/                5.5%                  2.75               05/19/02
Jan Klein                        25,000/(2)/                1.3%                 11.20               05/19/02
Jan Klein                        10,000/(2)/                0.6%                 30.94               03/01/05

_________________________________
     (1)  Vesting at the rate of 1/4 per year.
     (2)  Vesting at the rate of 1/3 per year.
     (3) 100,000 shares underlying the option may be accelerated in the event that the employee meets certain performance milestones to be determined by the Board of Directors.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

                                                            Number of Shares of
                                                               Common Stock
                          Shares of                       Underlying Unexercised           Value of Unexercised
                         Common Stock                           Options at                In-the-Money Options at
                           Acquired         Value             Fiscal Year-End              Fiscal Year-Ended/(1)/
                                                       ------------------------------   -----------------------------
                         on Exercise      Realized      Exercisable   Unexercisable     Exercisable    Unexercisable
                         ------------    -----------   -------------  ---------------   -------------  --------------
Dr. Oliver Hilsenrath                                      1,500,000         750,000      $43,500,000      $   45,000
Dale Stone                                                         0         400,000                0         424,000
David Klarman                                                250,000          75,000        7,449,785       2,118,750
Jan Klein                                                     25,000         110,000          706,250       2,903,750

___________________________
(1) Value of unexercised options at fiscal year-end is based on the fair market value of our Common Stock at March 31, 2000 ($31.00) (based on the closing sale price reported on the Nasdaq National Market on that date) minus the exercise price of the option.

Employment Agreements

Dr. Oliver Hilsenrath. In March 2000 the Board of Directors approved the extension of Dr. Hilsenrath's employment agreement for an additional three years. The agreement is currently being negotiated, however, the Board of Directors-approved terms include an annual salary of

275,000 per annum, the possibility of a yearly bonus of up to 40% of his yearly salary based upon the Company's meeting certain milestones, which are to be determined by the Board of Directors on an annual basis, and an option to purchase an additional 750,000 shares of Common Stock at an exercise price of $29.94 per share, vesting over four years, at a the rate of 1/4 per year starting on the first anniversary of the execution of the extension. His current agreement restricts Dr. Hilsenrath from competing with us for a period of two years following the termination of his employment. The agreement provides for severance compensation to be paid to Dr. Hilsenrath if his employment with the Company is terminated or if there is a decrease in his responsibilities or duties following a change in control of the Company. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to Dr. Hilsenrath during the preceding calendar year. In the event the Company wishes to obtain Key Man life insurance on the life of Dr. Hilsenrath, he agrees to cooperate with us in completing any applications necessary to obtain such insurance and in promptly submitting to such physical examinations and furnishing such information as any proposed insurance carrier may request. In addition, we shall maintain during the full term hereof and at our sole cost and expense, a life insurance policy on Dr. Hilsenrath in the face amount of $1,000,000 payable to his designees. This policy also includes provisions for the payment of up to 18 months of salary to Dr. Hilsenrath in the event that he is disabled. Upon the conclusion of this agreement, all right, title and interest in the policy shall be transferred to Dr. Hilsenrath, and he shall be responsible for any premiums due after such transfer.

Dale Stone. In March 2000 Mr. Stone signed a letter offer agreement, the terms of which were approved by the Board of Directors, in which Mr. Stone was appointed President and Chief Operating Officer. A final agreement is currently being negotiated, however, the agreed upon terms include: the term of the agreement is to be four years, with an annual salary of $250,000 and the possibility of a yearly bonus of up to 40% of his annual salary based upon the Company meeting certain board-determined milestones, which are to be determined on an annual basis by the Board of Directors. Mr. Stone was also granted the right to receive 100,000 shares of Common Stock, vesting at the rate of 1/4 of the shares per year, with the initial 1/4 vesting one year from the date of his employment, and the balance vesting 1/4 each year thereafter until fully vested. In addition, Mr. Stone is to receive an option to purchase 400,000 shares of Common Stock at $29.94 per share, subject to a four-year vesting period, 1/4 of such shares underlying the option vesting each year. The option has a clause enabling the acceleration of the vesting of 100,000 shares underlying the option in the event certain milestones, to be determined by the Board of Directors, are met. Additionally, acceleration shall occur in the event there is a change in control of the Company and Mr. Stone has the right to severance compensation upon a change in control or a decrease in his position, providing for the payment of salary and the immediate vesting of any unvested options.

David Klarman. In October 1999, the Company extended for a three-year period the employment of Mr. Klarman. The agreement is currently being negotiated, however, the Board of Directors has approved terms pursuant to which Mr. Klarman shall receive a salary of $140,000 per annum and shall be granted an option to purchase 75,000 shares of Common Stock at an exercise price of $2.75 per share, subject to a three-year vesting schedule under which 1/3 of the shares underlying the option vest each year. The employment agreement provides that Mr. Klarman will be Vice President, General Counsel and Secretary and shall receive an annual bonus commensurate with the bonuses received by senior management and severance compensation upon a change in control or a decrease in his position, providing for the payment of salary and the immediate vesting of all options.

Jan Klein. In December 1999, the Company entered into an employment agreement with Jan Klein, who had previously worked as a consultant to the Company with DaVinci Solutions, LLC. The agreement has a term of three years, appoints
Mr. Klein Vice President - Business and Market Development, and provides as compensation to Mr. Klein a $135,000 per year salary and the transfer to Mr. Klein of the option previously issued to DaVinci Solutions LLC., which option agreement was amended to reflect (a) the shares exercisable under the option were increased from 100,000 shares to 125,000 shares; (b) the exercise price of the additional 25,000 shares underlying the option is $11.20 per share, and (c) 25,000 shares being vested in accordance with the prior consulting agreement and the remaining portion of the option vesting subject to a three-year vesting schedule under which 1/3 of the shares underlying the option vest each year. Additionally Mr. Klein has the right to severance compensation upon a change in control or a decrease in his position, providing for the payment of salary for the lesser of the remaining term of his agreement or six months and the immediate vesting of all options.

Donald Zerio. In October 2000, Donald Zerio signed a letter offer agreement. Mr. Zerio was hired to serve as Vice-president - Finance for the Company. The agreed-upon terms include a salary of $160,000 per annum, provides for the possibility of a yearly bonus of up to 40% of his yearly salary based upon the Company meeting certain board-determined milestones, which are to be determined on an annual basis by the Board of Directors, and an option to purchase 160,000 shares of Common Stock, vesting over a four-year period, with an exercise price of $15.13. Within one year from his date of hire, Mr. Zerio shall be put forth for promotion before the Board of Directors to the position of Chief Financial Officer. In the event that Mr. Zerio is approved for such position, he would receive an additional grant of 75,000 options of the Company's Common Stock, vesting at the same rate as his previous option grant, with an exercise price equal to the closing price of the stock on the date of his promotion.

Dr. Richard Mudge. In April 2000, Dr. Mudge signed a letter offer agreement, the terms of which were approved by the Board of Directors. Dr. Mudge was hired to serve as President of the Company's Compass Services division. The agreement is currently being negotiated, however, the agreed upon terms include a salary of $150,000 per annum, provides for the possibility of a yearly bonus of up to 40% of his yearly salary based upon the Company meeting certain milestones, which are to be determined on an annual basis by the Board of Directors, and an option to purchase 150,000 shares of Common Stock, vesting over a three-year period. The option has a clause enabling the acceleration of the vesting of 50,000 shares underlying the option in the event certain milestones, as determined by the Board of Directors, are met. Additionally, Dr. Mudge has the right to severance compensation upon a change in control or a decrease in his position, providing for the payment of salary for the lesser of the remaining term of his agreement or six months and the immediate vesting of all options.

Howard Blank. In April 2000, Mr. Blank signed a letter offer agreement, the terms of which were approved by the Board of Directors. Dr. Blank was hired to serve as Vice President of our Compass Services division. The agreement is currently being negotiated, however, the agreed upon terms include a salary of $145,000 per annum, provides for the possibility of a yearly bonus of up to 40% of his yearly salary based upon the Company meeting certain milestones, which are to be determined on an annual basis by the Board of Directors, and an option to purchase 145,000 shares of Common Stock, vesting over a three-year period. The option has a clause enabling the acceleration of the vesting of 50,000 shares underlying the option in the event certain milestones, as determined by the Board of Directors, are met. Additionally, Dr. Blank has the right to severance compensation upon a change in control or a decrease in his position, providing for the payment of salary for the lesser of the remaining term of his agreement or six months and the immediate vesting of all options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2000 Private Placement

In May 2000, the Company consummated a private placement offering of its securities, in which were sold 112,500 shares of the Company's Series C Preferred Stock to American Tower Corporation ("ATC"). The holders of the Series C Preferred Stock have the right to elect one member to the Board of Directors. The Series C Preferred Stockholders appointed Jim Eisenstein as their appointee.

At the same time as the sale of Series C Preferred Stock to ATC, the Company entered into a Master Lease Agreement ("MLA") and a Services Agreement ("Service Agreement") with ATC. Under the terms of the three-year MLA, the Company has committed to license a minimum of 1,000 tower facilities at preferential rates over the term of the MLA, subject to ATC meeting certain tower requirements.
The commitment could increase to 2,500 sites in the event that the Company meets certain market milestones and American Tower satisfies certain tower building or acquisition milestones.

Under the terms of the Service Agreement, ATC shall have a right of first refusal, subject to a competitive bid, to provide to the Company in each new market all services relating to radio frequency design and engineering, site identification, site acquisition and development, site zoning and permitting, site construction and installation management, component purchases and equipment installation. ATC shall further supply the Company with parts and components for the construction of RadioCamera sites.

1999 Private Placement

In April 1999, the Company commenced a private placement offering of its securities, in which it sold 60,000 shares of the Company's Series B Preferred Stock, of which 30,000 shares were sold to Global Technologies, Inc. (formally Interactive Flight Technologies, Inc.), a company in which Irwin Gross is the Chief Executive Officer and Chairman of the Board. The holders of the Series B Preferred Stock have the right to elect one member to the Company's Board of Directors. The Series B Preferred Stockholders elected Irwin Gross as their appointee.

In addition, the Company sold an aggregate of 405,000 shares of Common Stock at $1.00 per share to its officers, Directors and employees, which is equal to the conversion price of the shares of Series B Preferred Stock.

Ocean Castle Partners, LLC

In April 1999, the Company granted an option to Ocean Castle Partners, LLC in exchange for consulting and financial advisory services. Ocean Castle Partners, LLC is wholly owned by Irv Gross, who also serves as its Managing Member. In exchange for these services, the Company granted Ocean Castle Partners, LLC an option to purchase 50,000 shares of Common Stock at any time until March 31, 2002 at an exercise price of $2.50 per share.

                             FINANCIAL INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2000 WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST THEREFOR SENT TO DAVID S. KLARMAN, SECRETARY, U.S. WIRELESS CORPORATION, 2303 CAMINO RAMON, SUITE 200, SAN RAMON CA 94583. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF OCTOBER 11, 2000, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

                              II.  OTHER BUSINESS

As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein set forth. If any other matter is properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Shareholder Proposals

Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the Company on or prior to June 1, 2001 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2001 Annual Meeting of Shareholders.

                                   By Order of the Board of Directors,

                                   David S. Klarman
                                   Secretary

November 20, 2000


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         OF U.S. WIRELESS CORPORATION


PURPOSE AND OBJECTIVES:

The Audit Committee is a committee of the Board of Directors which will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of U.S. Wireless Corporation, a Delaware corporation and its subsidiaries (the "Company"), and to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to assist the Board in fulfilling its fiduciary responsibilities and making the Board aware of significant financial matters that require Board attention. The objectives of the Audit Committee are as follows:

          . to help directors discharge their fiduciary responsibilities regarding the financial condition of the Company;
          . to provide communication between directors and external and internal auditors;
          .  to ensure the external and internal auditors' independence;
          .  to maintain the credibility and objectivity of financial reports

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

CONSTITUTION:

In 1999, the NASDAQ national market system adopted rules that require each NASDAQ national market system company to adopt a formal written charter that specifies the scope of the audit committee's responsibilities for each listed company and the means by which it carries out those responsibilities; the outside auditor's accountability to the board and audit committee; and the audit committee's responsibility to ensure the independence of the outside auditor.

The Audit Committee of the Company shall be comprised such number of members of the Company as is determined from time to time by the Board of Directors.

A majority of the members of the Audit Committee will be selected from the members of the Board of Directors who are not employees of the Company. The Board of Directors shall provide for alternate Audit Committee members who shall be entitled to attend committee meetings in the absence of the members of the Audit Committee.

A quorum of the Audit Committee shall be a majority of the members of the Audit Committee.

The members of the Audit Committee shall choose a Chairman.

The Audit Committee shall meet at least two (2) times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

The Audit Committee will meet separately with the Chief Executive Officer and the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

RESPONSIBILITIES:
In meeting their responsibilities, the Audit Committee should address each of the following matters:

External Auditors
-----------------

1. Recommend to the Board of Directors, which shall have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the external auditors to be nominated, approve their compensation as negotiated by management, and review and approve their discharge.
2. Confirm and ensure the independence of the external auditor, including, but not limited to, ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditors and the company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the auditor with respect to the disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the board take, appropriate action to oversee the independence of the outside auditor.
3.   Consider the external auditors' audit scope and plan.
4. Consider with management and the external auditors the rationale for employing audit firms other than the principal external auditors on financial accounting and reporting issues.
5. Review with the external auditors the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
6. Review with the external auditors any impact on the financial statements of any new or proposed changes in accounting principles or regulatory requirements.
7.   Consider and review with the external auditors:
     (a) The adequacy of the company's internal controls including computerized information system controls and security.
     (b) Any related significant findings and recommendations of the external auditors together with management's responses thereto.
8. Meet with the external auditors in executive session to discuss any matters that the committee members or the external auditors believe should be discussed privately with the Audit Committee.

Financial Reporting
-------------------
1. Review with management and the external auditors at the completion of the annual examination:
     (a)  The company's annual financial statements and related footnotes.
     (b) The external auditors' audit of the financial statements and their report thereon.
     (c) Any significant changes required in executing the external auditor's audit plan.
     (d) Any serious difficulties or disputes with management encountered during the course of the audit.
     (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.
     (f) Nature of management advisory services (including fees) provided by the independent public accountant during the year under audit.
2. Review with management and the external auditors any public interim financial reporting.
3. Review filings with SEC or other regulatory bodies which contain the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

General Responsibilities
------------------------
1.   Review (and update if appropriate) the Audit Committee's charter annually.
2. Review and make recommendations to the Board regarding approval of any conflicts of interest between management and the Company.
2. Inquire of management and the external auditors about the significant risks or exposures and assess the steps management has taken to minimize such risk to the company.
3. Review policies and procedures with respect to the senior officers' expense accounts.
4. Review legal and regulatory matters that may have a material impact on the financial statements.
5. Meet with management in executive session to discuss any matters that the committee members or management believes should be discussed privately with the Audit Committee.
6. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.
7. The Audit Committee shall have the power to conduct or authorize investigations into any matter within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.
8. The Audit Committee will perform such other functions as assigned by law, the company's charter or bylaws, or the Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

REPORTS:

The Audit Committee will report its summaries of recommendations to the Board, which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:
The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                           U.S. WIRELESS CORPORATION

              Annual Meeting of Stockholders - December 11, 2000

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoints Dr. Oliver Hilsenrath and David Klarman, and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock of U.S. Wireless Corporation owned by the undersigned at the Annual Meeting of Stockholders of U.S. Wireless Corporation to be held on December 11, 2000 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

     I.   ELECTION OF DIRECTORS

          FOR all nominees listed              WITHHOLD AUTHORITY
          below (except as marked              to vote for all nominees
          to the contrary below) __            listed below __


     (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

 Dr. Oliver Hilsenrath           Barry West             Dennis Francis          Louis Golm              Dale Stone

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated November 20, 2000, receipt of which is hereby acknowledged.

     Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

                                (Continued and to be signed on the reverse side)

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF FIVE DIRECTORS, UNLESS CONTRARY INSTRUCTIONS ARE GIVEN.

          Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.



                                        Dated:___________________________, 2000

                                        _______________________________________

                                        _______________________________________

                                        (Please date and sign exactly as name
                                        appears at left. For joint accounts,
                                        each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)